EXHIBIT 99.B14

                         COMPANY ORGANIZATIONAL CHART


                         EQUITABLE ORGANIZATIONAL CHART



EQUITABLE OF IOWA COMPANIES - a publicly traded holding company which owns 100% of the following:

     1. Equitable Investment Services, Inc.
     2. Locust Street Securities, Inc.
     3. Equitable Life Insurance Company of Iowa
     4. Tower Locust, Ltd.
     5. Shiloh Farming Company
     6. Equitable of Iowa Securities Network, Inc.
     7. EIC Variable, Inc.
     8. Equitable of Iowa Companies Capital Trust*

EQUITABLE AMERICAN INSURANCE COMPANY is a wholly owned subsidiary of Equitable Life Insurance Company of Iowa.

EQUITABLE COMPANIES is a wholly owned subsidiary of Equitable Life Insurance Company of Iowa.

USG ANNUITY & LIFE COMPANY is a wholly owned subsidiary of Equitable Life Insurance Company of Iowa.

EQUITABLE CREATIVE SERVICES, LTD. is a wholly owned subsidiary of Equitable American Insurance Company.

USGL SERVICE CORPORATION is a wholly owned subsidiary of USG Annuity & Life Company.

YOUNKERS INSURANCE & INVESTMENTS, LTD. is a wholly owned subsidiary of Equitable Companies.

EQUITABLE MARKETING SERVICES, INC. is a wholly owned subsidiary of Equitable Companies.

CLC, LTD. is a subsidiary owned 75% by Equitable Companies.

EQUITABLE AMERICAN MARKETING SERVICES, INC. is a wholly owned subsidiary of Equitable Companies.

GOLDEN AMERICAN LIFE INSURANCE COMPANY is a wholly owned subsidiary of EIC Variable, Inc.

DIRECTED SERVICES, INC. is a wholly owned subsidiary of EIC Variable, Inc.

FIRST GOLDEN AMERICAN LIFE INSURANCE COMPANY OF NEW YORK is a wholly owned subsidiary of Golden American Life Insurance Company.

*100% of common securities owned by Equitable of Iowa Companies; 100% of preferred securities owned by public.